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                                                            EXHIBIT 23.1



                                 INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Pinkerton's, Inc.:



We consent to the use of our report dated February 14, 1997 with respect to the balance sheet of WKD Security GmbH as of December 31, 1996 and the related statements of operations and cash flows for the year then ended included herein and to the incorporation by reference of such report in the Registration Statements on Form S-8 No. 33-68492, No. 33-41795, No. 33-36200 and No. 33-93902
of Pinkerton's, Inc.

                                       /s/KPMG Deutsche Treuhand-Gesellschaft AG

Frankfurt/Main, Germany
March 14, 1997